Exhibit 99.1

ALPHA INNOTECH REPORTS PROFITABLE 2008 ON REVENUE GROWTH OF 15%

March 26, 2009 – Alpha Innotech Corp., San Leandro, California

Alpha Innotech Corp. (OTCBB:APNO), a leading provider of bioanalytical systems for drug discovery and life science research, today reported financial results for the fiscal year and quarter ending December 31, 2008.

For the year ended December 31, 2008, total revenue was $17.6 million, an increase of 15% from $15.3 million for the 2007 year.

Net income for the full year of 2008 improved by $729,313 to $67,576 or $0.01 per share, from a net loss of $661,737 or $0.06 per share, for the full year of 2007.

Excluding interest, depreciation and stock-based compensation, on a non-GAAP basis, the Company’s net income increased by over $1 million to $1.7 million for the year 2008 compared to net income of $625,638 for the same period of 2007. The non-GAAP net income (loss) is reconciled to comparable GAAP net income (loss) in the table entitled “Non-GAAP Calculation of Net Income”.

For the fourth quarter ended December 31, 2008, revenues increased 8% to $4.8 million from the $4.5 million reported in the same period in 2007.  The Company continued reporting profitability for the third consecutive quarter with net income for the fourth quarter of 2008 increasing to $24,575, or less than $0.01 per share, from a net loss of $34,120, or less than $0.01 per share, for the fourth quarter of 2007.

Excluding interest, depreciation and stock-based compensation, on a non-GAAP basis, the Company had net income of $437,387 for the fourth quarter of 2008 compared to a net income of $372,702 for the fourth quarter of 2007. The non-GAAP net income (loss) is reconciled to comparable GAAP net income (loss) in the table entitled “Non-GAAP Calculation of Net Income”.

“Our company achieved yet another milestone in 2008 by posting a profit for the full year while increasing our non-GAAP net income to $1.7 million.  Our revenues for the year grew almost four times as fast as our operating expenses, demonstrating our ability to control and leverage our cost structure,” stated Ron Bissinger, Alpha Innotech’s CEO.

“In 2008 we enjoyed continuing growth in all of our worldwide regions.  Commitments we made in previous years to build a direct sales force in the U.S. and expand our footprint in Asia were key to our sustained growth in 2008 as was our ability to introduce innovative new products throughout the year,” added Mr. Bissinger.

2008 in Review

•	Launched a number of new products including: FluorChem® Q, redTM, AlphaImager® Mini, AlphaSpecTM, and AlphaPart11ViewTM software.

•
Continued expansion of our international sales channels by adding direct sales personnel in Shanghai and Singapore, and signing new distributors in Romania, Bulgaria, France, China, Japan, Mexico, Brazil, Chile, and Argentina.

•	Strengthened our executive team by appointing Mr. Michael Henighan as Chief Financial Officer and Principal Accounting Officer.

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Entered into a five year strategic supplier alliance agreement with GE Healthcare.  This is a continuation and expansion of the previous OEM agreement signed in April of 2005.  The Company will continue to develop, manufacture and supply a full line of proprietary imaging systems for sale under the GE Healthcare brand. Although sales to GE Healthcare have become a smaller percentage of our overall revenues, they remain an important customer and we are pleased to continue this relationship.

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Closed a new debt facility with Bridge Bank, Agility Capital, and Montage Capital intended to provide working capital for growth, particularly for the Company’s expansion in Asia, while reducing the Company’s overall cost of capital. We will need to extend or find alternative to these loans as they mature in September and Ocotber 2009.

More information on Alpha Innotech can be found at the Company’s website www.alphainnotech.com.

About Alpha Innotech Corp.

Founded in 1992 and with over 10,000 systems sold worldwide, Alpha Innotech is a leading developer, manufacturer and marketer of digital imaging and analysis systems for the life science research and drug discovery markets. Our goal is to combine instruments, reagents and bioinformatics software to offer integrated modular technology platforms for functional genomics, proteomics and cell analysis markets. Our customers include pharmaceutical and biotechnology companies as well as universities, medical centers, government research institutes and agencies worldwide.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with GAAP, the Company is also providing non-GAAP financial information. The presentation of non-GAAP financial information should be considered in addition to the Company’s GAAP results and is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with GAAP. The Company believes that both management and investors benefit from referring to non-GAAP financial information that excludes certain expenses in their assessment of the Company’s performance. The Company also believes that investors benefit from increased transparency into supplemental information used by management in its financial and operational decision making.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements related to the continued expansion of our international sales channels, our continued development, manufacture and supply of imaging systems under the GE Healthcare brand, and the ability of our new debt facility to provide working capital for growth while reducing our overall cost of capital,  and is subject to the safe harbor created by those sections. Words such as "will," "expect," "believe," "suggest," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company's current expectations. These forward-looking statements involve a number of risks and uncertainties that include, but are not limited to, changing worldwide economic conditions, current volatility and disruption in the capital and credit markets, the Company's ability to extend, repay, or find alternatives to two critical loans in the new debt facility that mature in September and October 2009, the fact that GE Healthcare has no obligation to purchase any minimum amount of product from us and is free to reduce or stop completely its purchases from us, and the Company’s ability to obtain additional financing if needed, that could cause actual results to differ materially from those anticipated or planned by these forward-looking statements. Please also refer to the risk factors described under "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to update the forward-looking statements contained in this news release except as required by law.

Contact:

Alpha Innotech Corp.
Michael P. Henighan, CFO
Tel: 510-483-5610

Alpha Innotech Corp.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		12 Months Ended December 31,
	2008	2007	2008	2007
Revenue	$4,827	$4,483	$17,608	$15,322
Cost of Goods Sold	2,208	2,000	7,991	6,885
Gross profit	2,619	2,483	9,617	8,437
Operating expenses:
Sales and Marketing	1,385	1,358	5,188	4,874
Research and Development	347	376	1,344	1,323
General and Administrative	747	705	2,595	2,595
Total operating expenses	2,479	2,439	9,127	8,792
Income (loss) from operations	140	44	490	(355)
Interest expense	(115)	(79)	(512)	(300)
Other income (expense), net	—	1	(10)	(7)
Sale of patents	—	—	100	—
Net income (loss) applicable to common stockholders	$25	$(34)	$68	$(662)
Net income (loss) per share:
Basic	$0.00	$(0.00)	$0.01	$(0.06)
Diluted	$0.00	$(0.00)	$0.01	$(0.06)
Weighted average shares outstanding:
Basic	10,922	10,463	10,809	10,373
Diluted	11,233	10,463	11,067	10,373

Alpha Innotech Corp.
Condensed Consolidated Balance Sheets
As of December 31, 2008 and 2007
(in thousands)

	2008	2007
Assets
Current assets:
Cash and cash equivalents	$649	$168
Restricted cash	50	50
Accounts receivable, net	3,033	2,230
Inventory, net	1,464	1,006
Prepaid expenses and other current assets	155	218
Total current assets	5,351	3,672
Property and equipment, net	790	914
Loan costs, net	119	—
Other assets	91	91
Total assets	$6,351	$4,677
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$880	$1,786
Accrued liabilities	1,110	1,330
Current portion of debt	2,936	1,407
Deferred revenue	1,217	1,027
Other liabilities	152	265
Total current liabilities	6,295	5,815
Debt, net of current portion	152	308
Total stockholders’ deficit	(96)	(1,446)
Total liabilities and stockholders’ deficit	$6,351	$4,677

Alpha Innotech Corp.
Non-GAAP Calculation of Net Income
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
GAAP net income (loss)	$25	$(34)	$68	$(662)
Interest	115	79	512	300
Depreciation	148	194	534	601
Stock-based compensation	149	134	553	387
Non-GAAP basis income	$437	$373	$1,667	$626